Exhibit 12.1

CERTIFICATIONS

I, Moti Malul, certify that:

1.	I have reviewed this annual report on Form 20-F of NeoGames S.A., as amended by Amendment No.1 on Form 20-F/A;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 17, 2022	By:	/s/ Moti Malul
Moti Malul
Chief Executive Officer (Principal Executive Officer)